UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2020

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TENABLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38600	47-5580846
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7021 Columbia Gateway Drive, Suite 500, Columbia, Maryland, 21046
(Address of principal executive offices, including zip code)

(410) 872-0555
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 28, 2020 (the “Approval Date”), the compensation committee of the Board of Directors (the “Board”) of Tenable Holdings, Inc. (the “Company”) approved the following for the compensation of the Company’s non-employee directors, other than Ping Li and Richard Wells, who are affiliated with Accel and Insight Venture Partners, respectively, each a major stockholder of the Company (“Eligible Directors”), for their service on the Board for the year ending December 31, 2020:
Cash Compensation
The cash compensation amounts set forth below are payable to each Eligible Director, effective as of January 1, 2020, for their service on the Board for the year ended December 31, 2020. All cash fees are vested upon payment.
2020 Board Service Retainer

•	All Eligible Directors: $30,000
2020 Committee Chair Service Retainer

•	Chairman of the Audit Committee: $20,000

•	Chairman of the Compensation Committee: $12,000

•	Chairman of the Nominating and Corporate Governance Committee: $7,500
2020 Committee Member Service Retainer (not applicable to Committee Chairs)

•	Member of the Audit Committee: $10,000

•	Member of the Compensation Committee: $6,000

•	Member of the Nominating and Corporate Governance Committee: $4,000
Equity Compensation
The equity compensation set forth below was granted under the Company’s 2018 Equity Incentive Plan for the Eligible Directors’ service on the Board for the year ending December 31, 2020:
2020 Grant
On the Approval Date, each of the Eligible Directors was granted 6,677 restricted stock units, with the shares underlying the restricted stock units vesting on the earlier of the first anniversary of the date of grant and the Company’s next annual stockholder meeting, subject to each director’s continued service as a director through the applicable vesting date and accelerated vesting in specified circumstances.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 28, 2020, the Company held its 2020 annual meeting of stockholders (the “Annual Meeting”). The stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2020. Of the 100,002,728 shares outstanding as of the record date, 94,124,949 shares, or 94%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.
Proposal No. 1: Election of three nominees to serve as directors until the 2023 annual meeting of stockholders and until their respective successors are elected and qualified. The votes were cast as follows:

Name	Votes For	Votes Withheld
John C. Huffard, Jr.	44,787,878	9,779,175
A. Brooke Seawell	46,507,896	8,059,157
Richard Wells	44,858,891	9,708,162
Broker Non-Votes: 39,557,896.
All nominees were elected.
Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2020. The votes were cast as follows:

	Votes For	Votes Against	Abstained	Broker Non-Votes
Ratification of appointment of Ernst & Young LLP	94,093,571	21,763	9,615	—
Proposal No. 3: The advisory vote on the frequency of solicitation of future advisory stockholder approval of named executive officer compensation. The votes were cast as follows:

	1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
Frequency of stockholder approval	54,339,827	71,777	36,832	118,617	39,557,896
Consistent with the stockholder voting results above and the recommendation of the Board as disclosed in the Company’s proxy statement for the Annual Meeting, the Board of the Company has determined to solicit a non-binding advisory vote on the compensation of the Company’s named executive officers every year until the next required stockholder vote on the frequency of such non-binding advisory vote, or until the Board of the Company determines that a different frequency of such non-binding advisory vote is in the best interest of the Company’s stockholders.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	The cover page from Tenable's 8-K filed on June 3, 2020, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TENABLE HOLDINGS, INC.

Date:	June 3, 2020	By:	/s/ Stephen A. Riddick
Stephen A. Riddick
General Counsel and Corporate Secretary